EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Innova Pure Water, Inc. (the “Company”), on Form 10-KSB of the year ended June 30, 2005, I hereby certify solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the annual report fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Date: October 10, 2005.

/s/ David L. Zich
Print Name:	David L. Zich
Title:	Chief Executive Officer

/s/ Jim R. Davisson
Print Name:	Jim R. Davisson
Title:	Chief Financial Officer and Principal Accounting Officer